ARTICLES OF INCORPORATION	FILED
In compliance with Chapter 607 and/or Chapter 621, F.S. (Profit)	2008 May 13 PM 4:27
ARTICLE I NAME	SECRETARY OF STATE
The name of the corporation shall be:	TALLAHASSEE, FLORIDA

Integrated Freight Systems, Inc.

ARTICLE II PRINCIPAL OFFICE

The principal street address and mailing address, if different is:

23730 County road 675 Myakka City, Fl. 34251

ARTICLE III PURPOSE

The purpose for which the corporation is organized is:

The Corporation is being organized to conduct any business which is lawful under the laws of the United States of America and the State of Florida.

ARTICLE IV SHARES

The number of shares of stock is:

The Corporation shall be authorized to issue fifty million (50,000,000) shares of common stock, all of one class with a par value of $.001 per share.

ARTICLE V INITIAL OFFICERS AND/OR DIRECTORS

List name(s), address(es) and specific title(s):

Paul A. Henley, Director and Chief Executive Officer

ARTICLE VI REGISTERED AGENT

The name and Florida street address (P.O. Box NOT acceptable) of the registered agent is:

Paul A. Henley

23730 County Road 675, Myakka City, Fl. 34251

ARTICLE VII INCORPORATOR

The name and address of the Incorporator is:

Paul A. Henley

23730 County Road 675, Myakka City, Fl. 34251

*********************************************************************************

Having been named as registered agent to accept service of process for the above stated corporation at the place designated in this certificate, I am familiar with and accept the appointment as registered agent and agree to act in this capacity

/s/ Paul A. Henley	May 10, 2008
Signature/Registered Agent	Date

/s/ Paul A. Henley	May 10, 2008
Signature/Incorporator	Date

Articles of Amendment

to

Articles of Incorporation

of

(Name of Corporation as currently filed with the Florida Dept. of State)

INTEGRATED FREIGHT SYSTEMS, INC.

P08000048035

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

INTEGRATED FREIGHT CORPORATION The new

name must be distinguishable and contain the word “corporation,” “company,” or “incorporated” or the abbreviation “Corp.,” “Inc.,” or Co.,” or the designation “Corp,” “Inc,” or “Co”. A professional corporation name must contain the word “chartered,” “professional association,” or the abbreviation “P.A.”

B. Enter new principal office address, if applicable:	Suite 200
(Principal office address MUST BE A STREET ADDRESS )	6371 Business Boulevard
Sarasota, FL 34240

C. Enter new mailing address, if applicable:	Suite 200
(Mailing address MAY BE A POST OFFICE BOX)	6371 Business Boulevard
Sarasota, FL 34240

D. If amending the registered agent and/or registered office address in Florida, enter the name of thenew registered agent and/or the new registered office address:

Name of New Registered Agent:	N/A

New Registered Office Address:	(Florida street address)
, Florida
(City)	(Zip Code)

New Registered Agent’s Signature, if changing Registered Agent:

I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

--------------------------------------------------------

Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Title	Name	Address	Type of Action
D/P	Paul A. Henley	Suite 200, 6371 Business Boulevard Sarasota, FL 34240	Add
D	Henry P. Hoffman	3820 Old Orchard Road Joplin, MO 64804	Add
D	T. Mark Morris	728 Highway 52 West Hamburg, AR 71646	Add

See overflow sheet

E. If amending or adding additional Articles, enter change(s) here:

(attach additional sheets, if necessary). (Be specific)

Article IV. The Corporation shall be authorized to issue one hundred million (100,000,000) shares of common stock, all of one class with a par value of $0.001 per share.

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares,

provisions for implementing the amendment if not contained in the amendment itself:

(if not applicable, indicate N/A)

N/A

OVERFLOW SHEET

ARTICLES OF AMENDMENT

INTEGRATED FREIGHT SYSTEMS, INC.

Title	Name	Address	Type of Action
D	Monte W. Smith	417 9th Avenue Scottsbluff, NE 69363	Add

The date of each amendment(s) adoption:	July 7, 2009
(date of adoption is required)
Effective date if applicable:	date of filing
(no more than 90 days after amendment file date)

Adoption of Amendment(s) (CHECK ONE)

☒ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

“The number of votes cast for the amendment(s) was/were sufficient for approval by _______________________.”

(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholderaction was not required.

Dated July 7, 2009

Signature /s/ Paul A. Henley

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Paul A. Henley

(Typed or printed name of person signing)

President/Chief Executive Officer

(Title of person signing)